															Exhibit 99.1
				Monthly Volume Summary: December 2012 (unaudited & subject to change) (dollars in millions)
TABLE 1 – TOTAL MORTGAGE PORTFOLIO [1,2]

December 2012 Highlights:

„   The total mortgage portfolio decreased at an annualized rate of 12.9% in December.

„   Single-family refinance-loan purchase and guarantee volume was $22.5 billion in December, representing

      67% of total mortgage portfolio purchases and issuances. Relief refinance mortgages comprised approximately 32% of our total refinance volume during December 2012 based on unpaid principal balance (UPB).

„   Total number of loan modifications were 6,288 in December 2012 and 69,581 for the twelve months ended

      December 31, 2012.

„   The aggregate UPB of our mortgage-related investments portfolio decreased by approximately

      $5.6 billion in December.

„   Freddie Mac mortgage-related securities and other guarantee commitments decreased at an annualized rate of 12.6% in December.

„   Our single-family seriously delinquent rate remained flat at 3.25% in December. Our multifamily delinquency rate decreased from 0.24% in November to 0.19% in December.

„   The measure of our exposure to changes in portfolio market value (PMVS-L) averaged $363 million in December. Duration gap averaged 0 months.

„   On September 6, 2008, the Director of the Federal Housing Finance Agency (FHFA) appointed FHFA as Conservator of Freddie Mac.

	Purchases and Issuances	Sales [3]	Liquidations	Net Increase/ (Decrease)	Ending Balance		Annualized Growth Rate		Annualized Liquidation Rate
Dec 2011	$30,713	($1,230)	($46,996)	($17,513)	$2,075,394		(10.0%	)	26.9%

Full-Year 2011	361,047	(20,981)	(429,531)	(89,465)	2,075,394		(4.1%	)	19.8%
Jan 2012	34,381	—	(42,709)	(8,328)	2,067,066		(4.8%	)	24.7%
Feb	37,633	(3,517)	(39,771)	(5,655)	2,061,411		(3.3%	)	23.1%
Mar	41,999	(1,603)	(45,306)	(4,910)	2,056,501		(2.9%	)	26.4%
Apr	25,851	(2,639)	(47,361)	(24,149)	2,032,352		(14.1%	)	27.6%
May	30,701	(1,302)	(45,398)	(15,999)	2,016,353		(9.4%	)	26.8%
Jun	44,103	(2,467)	(45,765)	(4,129)	2,012,224		(2.5%	)	27.2%
Jul	32,549	(1,324)	(45,821)	(14,596)	1,997,628		(8.7%	)	27.3%
Aug	41,335	(1,412)	(49,016)	(9,093)	1,988,535		(5.5%	)	29.4%
Sep	39,035	(1,447)	(53,218)	(15,630)	1,972,905		(9.4%	)	32.1%
Oct	50,029	(1,960)	(49,397)	(1,328)	1,971,577		(0.8%	)	30.0%
Nov	62,545	(2,842)	(53,767)	5,936	1,977,513		3.6%		32.7%
Dec	33,640	(2,801)	(52,076)	(21,237)	1,956,276		(12.9%	)	31.6%

YTD 2012	$473,801	($23,314)	($569,605)	($119,118)	$1,956,276		(5.7%	)	27.4%

TABLE 2 – MORTGAGE-RELATED INVESTMENTS PORTFOLIO [1]												TABLE 3 – MORTGAGE-RELATED INVESTMENTS PORTFOLIO COMPONENTS [1]
	Purchases [4]	Sales	Liquidations	Ending Balance	Annualized Growth Rate		Annualized Liquidation Rate		Mortgage Purchase Agreements [5]	Mortgage Sale Agreements [6]	Net Purchase (Sale) Agreements [7]		PCs, REMICs and Other Structured Securities	Non-Freddie Mac Mortgage-Related Securities		Mortgage Loans	Ending Balance
														Agency	Non-Agency

Dec 2011	$11,467	($9,571)	($11,858)	$653,313	(18.0%	)	21.5%		$13,697	($5,502)	$8,195	Dec 2011	$223,667	$33,042	$142,634	$253,970	$653,313

Full-Year 2011	177,391	(90,748)	(130,204)	653,313	(6.3%	)	18.7%		315,861	(277,802)	38,059	Full-Year 2011	223,667	33,042	142,634	253,970	653,313

Jan 2012	8,921	(9,257)	(10,480)	642,497	(19.9%	)	19.2%		8,982	(10,191)	(1,209)	Jan 2012	212,346	32,352	141,409	256,390	642,497
Feb	592	(5,507)	(9,763)	627,819	(27.4%	)	18.2%		7,951	(11,695)	(3,744)	Feb	206,100	31,048	139,780	250,891	627,819
Mar	3,510	(2,362)	(10,669)	618,298	(18.2%	)	20.4%		9,958	(21,009)	(11,051)	Mar	201,746	30,249	138,318	247,985	618,298
Apr	1,758	(8,016)	(10,556)	601,484	(32.6%	)	20.5%		10,939	(11,699)	(760)	Apr	196,514	29,552	136,923	238,495	601,484
May	6,763	(5,519)	(10,782)	591,946	(19.0%	)	21.5%		10,028	(10,850)	(822)	May	189,767	28,838	135,490	237,851	591,946
Jun	5,049	(4,293)	(11,423)	581,279	(21.6%	)	23.2%		11,416	(9,509)	1,907	Jun	186,991	28,069	134,107	232,112	581,279
Jul	8,292	(2,390)	(10,865)	576,316	(10.2%	)	22.4%		13,149	(8,723)	4,426	Jul	188,897	27,303	132,731	227,385	576,316
Aug	11,585	(3,063)	(11,476)	573,362	(6.2%	)	23.9%		12,098	(2,062)	10,036	Aug	190,454	26,565	131,154	225,189	573,362
Sep	7,594	(2,018)	(10,972)	567,966	(11.3%	)	23.0%		12,406	(10,748)	1,658	Sep	186,727	25,816	129,723	225,700	567,966
Oct	15,254	(2,664)	(11,496)	569,060	2.3%		24.3%		23,131	(19,798)	3,333	Oct	189,554	25,217	128,409	225,880	569,060
Nov	9,423	(3,744)	(11,629)	563,110	(12.5%	)	24.5%		26,711	(21,667)	5,044	Nov	187,905	24,412	127,046	223,747	563,110
Dec	11,033	(4,640)	(11,959)	557,544	(11.9%	)	25.5%		18,041	(15,018)	3,023	Dec	186,763	23,774	125,694	221,313	557,544

YTD 2012	$89,774	($53,473)	($132,070)	$557,544	(14.7%	)	20.2%		$164,810	($152,969)	$11,841	YTD 2012	$186,763	$23,774	$125,694	$221,313	$557,544

Please see Endnotes on page 3.

TABLE 4 – FREDDIE MAC MORTGAGE-RELATED SECURITIES AND OTHER GUARANTEE COMMITMENTS [1,8]							TABLE 5 – OTHER DEBT ACTIVITIES [11]
								Original Maturity ≤ 1 Year	Original Maturity > 1 Year
	Issuances	Liquidations [9]	Net Increase/ (Decrease)	Ending Balance [10]	Annualized Growth Rate	Annualized Liquidation Rate		Ending Balance	Issuances	Maturities and Redemptions	Repurchases	Foreign Exchange Translation	Ending Balance	Total Debt Outstanding

Dec 2011	$22,687	($43,178)	($20,491)	$1,645,748	(14.8%)	31.1%	Dec 2011	$161,443	$27,045	($30,684)	($300)	($63)	$512,871	$674,314

Full-Year 2011	317,261	(403,101)	(85,840)	1,645,748	(5.0%)	23.3%	Full-Year 2011	161,443	297,774	(303,069)	(12,772)	(40)	512,871	674,314

Jan 2012	31,233	(40,066)	(8,833)	1,636,915	(6.4%)	29.2%	Jan 2012	155,579	29,650	(28,084)	(1,147)	(1)	513,289	668,868
Feb	40,098	(37,321)	2,777	1,639,692	2.0%	27.4%	Feb	137,864	25,988	(20,520)	—	25	518,782	656,646
Mar	42,470	(42,213)	257	1,639,949	0.2%	30.9%	Mar	134,865	14,064	(37,836)	(550)	(5)	494,455	629,320
Apr	31,972	(44,539)	(12,567)	1,627,382	(9.2%)	32.6%	Apr	127,539	3,837	(17,184)	(50)	(7)	481,051	608,590
May	28,879	(42,087)	(13,208)	1,614,174	(9.7%)	31.0%	May	125,776	7,899	(15,799)	—	(77)	473,074	598,850
Jun	45,760	(41,998)	3,762	1,617,936	2.8%	31.2%	Jun	130,144	7,716	(21,282)	—	29	459,537	589,681
Jul	34,653	(42,380)	(7,727)	1,610,209	(5.7)%	31.4%	Jul	125,018	13,463	(16,106)	—	(33)	456,861	581,879
Aug	40,176	(44,758)	(4,582)	1,605,627	(3.4%)	33.4%	Aug	124,911	14,536	(22,298)	—	26	449,125	574,036
Sep	35,929	(49,890)	(13,961)	1,591,666	(10.4%)	37.3%	Sep	122,254	8,027	(9,109)	—	23	448,066	570,320
Oct	45,222	(44,817)	405	1,592,071	0.3%	33.8%	Oct	110,548	14,008	(11,203)	(92)	8	450,787	561,335
Nov	59,941	(49,704)	10,237	1,602,308	7.7%	37.5%	Nov	111,392	15,354	(18,090)	—	4	448,055	559,447
Dec	30,146	(46,959)	(16,813)	1,585,495	(12.6%)	35.2%	Dec	117,930	10,204	(23,733)	—	16	434,542	552,472

YTD 2012	$466,479	($526,732)	($60,253)	$1,585,495	(3.7%)	32.0%	YTD 2012	$117,930	$164,746	($241,244)	($1,839)	$8	$434,542	$552,472

TABLE 6 – DELINQUENCIES – TOTAL [12]					TABLE 7 – OTHER INVESTMENTS [14]		TABLE 8 – INTEREST-RATE RISK SENSITIVITY DISCLOSURES [15]
	Single-Family [13]			Multifamily				Portfolio Market Value-Level (PMVS-L) (50 bp) (dollars in millions)		Portfolio Market Value-Yield Curve (PMVS-YC) (25 bp) (dollars in millions)		Duration Gap (Rounded to Nearest Month)
	Non-Credit Enhanced	Credit Enhanced	Total	Total		Ending Balance		Monthly Average	Quarterly Average	Monthly Average	Quarterly Average	Monthly Average	Quarterly Average

Dec 2011	2.84%	8.03%	3.58%	0.22%	Dec 2011	$67,785	Dec 2011	$302	$266	$12	$18	0	0

					Full-Year 2011	67,785	Full-Year 2011	359	—	21	—	0	—

Jan 2012	2.84%	8.23%	3.59%	0.21%	Jan 2012	73,990	Jan 2012	236	—	22	—	0	—
Feb	2.84%	8.20%	3.57%	0.21%	Feb	77,489	Feb	201	—	8	—	0	—
Mar	2.80%	8.02%	3.51%	0.23%	Mar	59,738	Mar	233	223	17	16	0	0
Apr	2.81%	7.99%	3.51%	0.25%	Apr	56,734	Apr	205	—	18	—	0	—
May	2.80%	7.99%	3.50%	0.26%	May	59,329	May	148	—	23	—	0	—
Jun	2.76%	7.85%	3.45%	0.27%	Jun	60,756	Jun	115	156	14	18	0	0
Jul	2.75%	7.75%	3.42%	0.29%	Jul	59,052	Jul	33	—	21	—	0	—
Aug	2.70%	7.64%	3.36%	0.29%	Aug	55,246	Aug	253	—	60	—	(1)	—
Sep	2.71%	7.62%	3.37%	0.27%	Sep	55,997	Sep	371	215	77	52	(1)	(1)
Oct	2.67%	7.47%	3.31%	0.24%	Oct	45,205	Oct	204	—	84	—	0	—
Nov	2.63%	7.31%	3.25%	0.24%	Nov	50,487	Nov	205	—	20	—	(1)	—
Dec	2.66%	7.34%	3.25%	0.19%	Dec	47,338	Dec	363	256	67	58	0	0

					YTD 2012	$47,338	YTD 2012	$212	—	$36	—	(0)	—

Please see Endnotes on page 3.

ENDNOTES

(1)	The activity and balances set forth in these tables represent unpaid principal balances, and exclude interest-only loans, mortgage loans and mortgage-related securities traded, but not yet settled. For Freddie Mac mortgage-related securities, the balance reflects security balances based on the monthly PC factor report. Freddie Mac mortgage-related securities include PCs, REMICs and Other Structured Securities, and Other Guarantee Transactions. Effective January 1, 2010, we adopted amendments to the accounting standards for transfers of financial assets and consolidation of VIEs, which resulted in significant changes to our financial statements. However, the information in this monthly volume summary is presented without giving effect to those changes.

(2)	Total mortgage portfolio (Table 1) is defined as Freddie Mac mortgage-related securities and other guarantee commitments (Table 4) plus the sum of mortgage loans (Table 3) and non-Freddie Mac mortgage-related securities (agency and non-agency) (Table 3).

(3)	Includes sales of non-Freddie Mac mortgage-related securities and multifamily mortgage loans from our mortgage-related investments portfolio.

(4)	Includes purchases of Freddie Mac mortgage-related securities into the mortgage-related investments portfolio that totaled $5,494 million (based on unpaid principal balance) during December 2012. Purchases include net additions for seriously delinquent and modified mortgage loans and balloon/reset mortgages purchased out of PC pools.

(5)	Mortgage purchase agreements reflect trades entered into during the month and include: (a) monthly commitments to purchase mortgage-related securities for our mortgage-related investments portfolio, and (b) the amount of monthly mortgage loan purchase agreements entered into during the month. Our purchase commitments may settle during the same month in which we have entered into the related commitment.

(6)	Mortgage sale agreements reflect trades entered into during the month and include: (a) monthly commitments to sell mortgage-related securities from our mortgage-related investments portfolio, and (b) the amount of monthly mortgage loan sale agreements entered into during the month. Our sales commitments may settle during the same month in which we have entered into the related commitment.

(7)	As of December 31, 2012, we had net unsettled purchase (sale) agreements of approximately ($1,456) million. The ending balance of our mortgage-related investments portfolio as of December 31, 2012 after giving effect to these unsettled agreements and assuming we did not enter into any other purchase (sale) agreements after December 31, 2012 would have been $556.1 billion.

(8)	Includes other guarantee commitments, which consist of tax-exempt multifamily housing revenue bonds, HFA bonds, and credit-related commitments with respect to single-family mortgage loans. Excludes any resecuritization activity. Notional balances of interest-only strips are excluded because this table is based on unpaid principal balance.

(9)	Represents principal repayments relating to loans underlying Freddie Mac mortgage-related securities and other guarantee commitments. Also includes our purchases of seriously delinquent and modified mortgage loans and balloon/reset mortgage loans out of PC pools.

(10)	The ending balance of Freddie Mac mortgage-related securities and other guarantee commitments (Table 4) differs from the balance of Freddie Mac mortgage-related securities in our quarterly report on Form 10-Q dated November 6, 2012 because Table 4 includes other guarantee commitments described in Endnote 8.

(11)	Represents the combined balance and activity of our other debt, including securities sold under agreements to repurchase and federal funds purchased, based on the par values of these liabilities.

(12)	Single-family serious delinquency rate information is based on the number of loans that are three monthly payments or more past due or in the process of foreclosure as of period end while multifamily delinquencies are based on the UPB of mortgage loans that are two monthly payments or more past due or in the process of foreclosure as of period end. Mortgage loans whose contractual terms have been modified under an agreement with the borrower are not counted as delinquent if the borrower is current under the modified terms. Delinquency rates presented in Table 6 include mortgage loans underlying Other Guarantee Transactions, but exclude financial guarantees that are backed by either HFA bonds or Ginnie Mae Certificates. For HAMP or non-HAMP standard modifications, we include loans in the trial period as seriously delinquent in our statistical reporting, which results in a temporary rise in our seriously delinquent rate until the modifications become effective and are removed from seriously delinquent status. The volume of effective modifications impacts our reported seriously delinquent rate.

(13)	On a monthly basis, Freddie Mac publishes pool-level delinquency disclosures on its single-family PC and Giant PC securities on the company’s Web site, www.FreddieMac.com/mbs. These monthly disclosures include for each PC and Giant PC the loan count and associated aggregate UPB for mortgage loans that fall into one of four delinquency groups: 30-59 days delinquent, 60-89 days delinquent, 90-119 days delinquent, and 120 days or more delinquent. Additionally, the monthly disclosures include information about certain seriously delinquent loans purchased by Freddie Mac from each PC and Giant PC. Generally, we purchase these delinquent loans, and thereby extinguish the related PC debt, at the scheduled PC debt payment date, unless the loans proceed to foreclosure transfer, complete a foreclosure alternative or are paid in full by the borrower before such date. As of December 31, 2012, there were approximately $2.2 billion in UPB of loans that were four monthly payments past due, and that met our criteria to allow for the purchase of delinquent mortgage loans out of PC pools.

(14)	Other Investments exclude amounts related to consolidated variable-interest entities. The balance includes cash and cash equivalents, federal funds sold and securities purchased under agreements to resell, and non-mortgage-related securities. Investments in non-mortgage-related securities are presented at fair value.

(15)	Our primary interest-rate risk measures are PMVS and duration gap. These measures include the impact of our purchases and sales of derivative instruments, which we use to limit our exposure to changes in interest rates. Our PMVS measures are estimates of the amount of average potential pre-tax loss in the market value of our net assets due to parallel (PMVS-L) and non-parallel (PMVS-YC) movements in London Interbank Offered Rates (LIBOR). While we believe that our PMVS and duration gap metrics are useful risk management tools, they should be understood as estimates rather than precise measurements. Methodologies employed to calculate interest-rate risk sensitivity disclosures are periodically changed on a prospective basis to reflect improvements in the underlying estimation processes.

A glossary of selected Monthly Volume Summary terms is available on the Investor Relations page of our website, www.FreddieMac.com/investors.

The Monthly Volume Summary includes volume and statistical data pertaining to our portfolios. Inquiries should be addressed to our Investor Relations Department, which can be reached by calling (571) 382-4732 or writing to:

1551 Park Run Drive, MS D5F,

McLean, VA 22102-3110

or sending an email to shareholder@freddiemac.com.

Page 3 of 3